EXHIBIT 99.1

Platform Specialty Products Corporation Announces First Quarter 2014 Financial Results

- Net sales of $184 million and Adjusted EBITDA rises 12% to $46 million

- Adjusted gross margin and Adjusted EBITDA reach record first-quarter levels

MIAMI, May 5, 2014 (GLOBE NEWSWIRE) --Platform Specialty Products Corporation (NYSE:PAH) ("Platform" or "the Company"), a global specialty chemicals company, announced today its first quarter 2014 financial results.

First Quarter 2014 Highlights

  Net sales grew 1% organically year-over-year to $183.7 million.
  Reported gross profit was $84.2 million. Adjusted gross profit reached $96.2 million, up 3% year-over-year, with an adjusted gross margin of 52.3%, a record high for the Company in the first quarter.
  Reported net loss was $5.9 million vs. income of $15.3 million in 2013. Adjusted net income grew 15% year-over-year to $23.2 million
  Adjusted EBITDA was up 12.2% year-over-year to a record first-quarter high of $45.9 million.
  Reported earnings per diluted share was ($0.07). Adjusted earnings per diluted share was $0.17.
  Adjusted net after tax Free Cash Flow (Cash from Operations less Capex) was $19.0 million.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "We reported solid first quarter results, including double-digit organic adjusted earnings growth as we further enhanced our product mix and deepened our exposure to high-growth markets and geographies. Our free cash flow was solid. We expect cash flow to accelerate throughout the year. We are carrying momentum from the quarter, which we believe will produce another successful year for the underlying business. Our recently announced agreement to acquire Chemtura Corporation's AgroSolutions business facilitates our entry into the crop protection vertical, which, combined with our current operations, is a major step towards our goal of creating a truly world-class and world-scale organization. We continue to be opportunistic within our target-rich environment and, at the same time, remain steadfast in our disciplined approach to building a portfolio of true market leaders in niche verticals."

Frank J. Monteiro, Platform's Chief Financial Officer, added, "Our ability to successfully execute on our key operational initiatives paved the way for record level-first quarter gross margins and adjusted EBITDA performance. The highly cash generative nature of our business provides us with the agility to pursue growth initiatives, while preserving the overall strength and integrity of our balance sheet."

Financial Results

Net Sales

Platform reported net sales of $183.7 million for the first quarter of 2014, up 1.0% compared to $182.1 million in net sales for MacDermid, Incorporated ("MacDermid" or the "Predecessor") in the year-ago period. Within this, the Performance Materials segment reported sales of $143.1 million and sales within the Graphics Solutions segment totaled $40.6 million, representing a 3.1% increase and a 6.2% decrease, respectively, compared to sales for each of the Predecessor's businesses in the first quarter of 2013. The increase in net sales is primarily attributable to higher demand for electronic products in Asia, which was partially offset by lower sales of offshore fluids and anticipated lower demand for newspaper plate products.

Gross Profit

Gross profit for the first quarter of 2014 was $84.2 million, representing a gross margin of 45.8%. Excluding a one-time charge relating to the elimination of manufacturer's profit in inventory charged to cost of sales in connection with the acquisition of MacDermid on October 31, 2013, adjusted gross profit was $96.2 million, up 3.0% compared to MacDermid's adjusted gross profit in the first quarter of last year. Adjusted gross margin reached a first-quarter record high of 52.3%.

Operating Expenses

Operating expenses for the first quarter of 2014 were $80.2 million, compared to $63.6 million in the first quarter of 2013. Excluding one-time charges primarily related to a non-cash fair value adjustment to contingent consideration and to amortization expense on newly valued intangible assets associated with the MacDermid acquisition, combined operating expenses would have been $53.8 million, down 2.4% compared to MacDermid's adjusted operating expenses in the first quarter of 2013.

Net Income (Loss)

Net loss was $5.9 million in the first quarter of 2014 compared to net income of $15.3 million in the same period in 2013. Excluding one-time charges primarily related to the elimination of manufacturer's profit in inventory as well as a non-cash fair value adjustment to contingent consideration, at a normal tax rate of 33%, adjusted net income for the first quarter of 2014 was $23.2 million, a 15% year-over-year increase compared to MacDermid's adjusted net income in the first quarter of 2013. Adjusted earnings per diluted share was $0.17 for the first quarter of 2014.

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for the first quarter of 2014 grew 12.2% to $45.9 million from $40.9 million in the first quarter of 2013, representing a record level for adjusted EBITDA in the first quarter compared to MacDermid's performance prior to its acquisition by Platform. Adjusted EBITDA margin climbed to 25.0% vs. 22.5% in Q1 2013.

Conference Call

Platform will host a webcast/dial-in conference call to discuss its first quarter 2014 financial results at 8:30 a.m. (Eastern Time) on Monday, May 5, 2014. Participants on the call will include Chief Executive Officer Daniel H. Leever and Chief Financial Officer Frank J. Monteiro.

To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 36202254. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

About Platform

Platform is a global producer of high-technology specialty chemical products and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes together encompass the products sold to customers in the electronics, metal and plastic plating, graphic arts, and offshore oil production and drilling industries. More information on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's adjusted earnings per share, expected or estimated revenue, the outlook for Platform's markets and the demand for its products, estimated sales, segment earnings, net interest expense, income tax provision, restructuring and other charges, cash flows from operations, consistent profitable growth, free cash flow, future revenues and gross operating and adjusted EBITDA margin improvement requirement and expansion, organic net sales growth, bank debt covenants, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies and Platform's ability to manage its risk in these areas, and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully integrate and obtain the anticipated results and synergies from its consummated and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

($ In thousands)

	March 31, 2014	December 31, 2013

Assets
Cash & cash equivalents	$ 316,604	$ 123,040
Accounts receivable, net of allowance for doubtful accounts of $10,242 and $10,113 at March 31, 2014 and December 31, 2013, respectively	141,384	140,525
Inventories	79,870	89,618
Prepaid expenses & other current assets	21,347	30,056
Total current assets	559,205	383,239

Property, plant & equipment, net	135,743	139,670
Goodwill	1,001,748	1,002,886
Intangible assets, net	665,577	683,004
Other assets	31,957	33,089
Total assets	2,394,230	2,241,888

Liabilities & Stockholders' Equity
Accounts payable	54,230	56,156
Accrued salaries, wages and employee benefits	13,426	22,656
Current installments of long-term debt and capital lease obligations	7,911	7,958
Other current liabilities	31,559	32,650
Total current liabilities	107,126	119,420

Long-term debt and capital lease obligations	742,327	744,291
Long-term retirement benefits, less current portion	21,532	25,129
Long-term deferred income taxes	135,287	138,273
Long term contingent consideration	47,800	34,800
Other long-term liabilities	36,127	30,387
Total liabilities	1,090,199	1,092,300

Commitments and contingencies
Redeemable 401(k) plan interest	--	20,972

Stockholders' Equity
Preferred shares (2,000,000 designated as Series A), 5,000,000 shares authorized at March 31, 2014 and December 31, 2013, respectively; 2,000,000 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	20	--
Common shares, 200,000,000 shares authorized, 120,239,236 and 103,571,941 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,182	--
Additional paid-in capital	1,401,673	1,212,038
Accumulated deficit	(201,639)	(194,222)
Accumulated other comprehensive income (loss)	5,484	14,779
Total stockholders' equity	1,206,720	1,032,595
Income (deficit) in non-controlling interest	97,311	96,021
Total equity	1,304,031	1,128,616

Total liabilities, redeemable 401(k) interest and stockholders' equity	$ 2,394,230	$ 2,241,888

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

($ In thousands, except per share amounts)

	Three Months Ended
	March 31, 2014	March 31, 2013
	Successor	Predecessor

Net sales	$ 183,726	$ 182,132
Cost of sales	99,504	88,818
Gross profit	84,222	93,314

Operating expenses:
Selling, technical, general and administrative	74,032	55,980
Research and development	6,198	5,952
Restructuring	--	1,606
Total operating expenses	80,230	63,538

Operating profit	3,992	29,776

Other (expense) income:
Interest, net	(7,742)	(11,718)
Other (expense) income	(89)	3,587
	(7,831)	(8,131)
(Loss) income from continuing operations before income taxes, non-controlling interest and accumulated payment-in-kind dividend on cumulative preferred shares	(3,839)	21,645
Income tax provision	(2,109)	(6,308)
Net (loss) income	(5,948)	15,337
Net income attributable to the non-controlling interest	(1,469)	(89)
Net (loss) income attributable to common shares
Shareholders	(7,417)	15,248
Accrued payment-in-kind dividend on cumulative preferred shares	--	(11,794)
Net (loss) income attributable to common shares	$ (7,417)	$ 3,454

Earnings (loss) per share
Basic	$ (0.07)	n/a
Diluted	$ (0.07)	n/a

Weighted average shares outstanding (In thousands)
Basic	107,160	n/a
Diluted	107,160	n/a

PLATFORM SPECIALTY PRODUCTS CORPORATION
NON-GAAP PRO FORMA INCOME STATEMENTS

(In thousands, except per share amounts)

(Unaudited)	Three Months Ended March 31,	Adjustments	As Adjusted Three Months Ended March 31,	Three Months Ended March 31,	Adjustments	As Adjusted Three Months Ended March 31,
	2014	2014	2014	2013	2013	2013
	Successor		Successor	Predecessor		Predecessor

Net sales	$ 183,726	$ --	$ 183,726	$ 182,132	$ --	$ 182,132
Cost of sales	99,504	(11,956) a	87,548	88,818	--	88,818
Gross profit	84,222	11,956	96,178	93,314	--	93,314

Operating expenses:
Selling, technical, general and administrative	74,032	(26,455) b,c	47,577	55,980	(6,914) b	49,066
Research and development	6,198	--	6,198	5,952	--	5,952
Restructuring	--	--	--	1,606	(1,606)	--
Total operating expenses	80,230	(26,455)	53,775	63,538	(8,520)	55,018

Operating (loss) profit	3,992	38,411	42,403	29,776	8,520	38,296

Other income (expense):
Interest, net	(7,742)	--	(7,742)	(11,718)	3,995 e	(7,723)
Other (expense)	(89)	--	(89)	3,587	(4,151) f	(564)
	(7,831)	--	(7,831)	(8,131)	(156)	(8,287)
(Loss) income from continuing operations before income taxes, non-controlling interest and accumulated payment-in-kind dividend on cumulative preferred shares	(3,839)	38,411	34,572	21,645	8,364	30,009
Income tax (provision)	(2,109)	(9,300) d	(11,409)	(6,308)	(3,595) d	(9,903)
Net (loss) income	(5,948)	29,111	23,163	15,337	4,769	20,106
Net income attributable to the non-controlling interest	(1,469)	1,314 g	(155)	(89)		(89)
Net (loss) income attributable to common shares Shareholders	(7,417)	30,425	23,008	15,248	4,769	20,017
Accrued payment-in-kind dividend on cumulative preferred shares	--	--	--	(11,794)	11,794 h	--
Net (loss) income attributable to common shares	$ (7,417)	$ 30,425	$ 23,008	$ 3,454	$ 16,563	$ 20,017

Earnings (loss) per share
Basic	$ (0.07)	--	$ 0.21	--	--	$ 0.19
Diluted	$ (0.07)	--	$ 0.17	--	--	$ 0.15

Weighted average shares outstanding
Basic	107,160	--	107,160	--	--	107,160
Diluted	107,160	--	132,519 i	--	--	132,519

a Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition.
b Includes $13.3m in Q1 2014 and $8.0m in Q1 2013 for intangible amortization expense that is added back in the "As Adjusted" Income Statement.
c Adjustment to reverse contingent consideration fair value adjustment of $13 million in connection with the MacDermid Acquisition.
d Adjustment to use an estimated effective tax rate of 33%.
e Adjustment to eliminate interest associated with debt not assumed with the MacDermid Acquisition.
f Reversal of non-cash, mark-to-market gains on foreign debt.
g Adjustment for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.
h Reversal of accrued accretion on Predecessor preferred stock dividends that were not paid until the MacDermid Acquisition.
i Adjusted Diluted weighted average shares outstanding assumes conversion and issuance of all outstanding warrants, conversion of exchange rights held by selling stockholders of MacDermid, common shares equivalent of founder's preferred shares and vested stock options (Non-GAAP Basis). Associated cash may not be reflected in the Balance Sheet.

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

($ In thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013
	Successor	Predecessor

Cash flows from operating activities:
Net (loss) income	$ (5,948)	$ 15,337
Adjustments to reconcile net (loss) income from operations to net cash flows provided by operating activities:
Depreciation & amortization	16,890	9,887
Non-cash fair value adjustment to contingent consideration	13,000	--
Manufacturer's profit in inventory adjustment	11,956	--
Other, net	(2,132)	625

Changes in assets & liabilities	(12,701)	(2,733)
Net cash flows provided by operating activities	21,065	23,116

Cash flows from investing activities:
Capital expenditures, net	(2,025)	(1,331)
Acquisition of business, net	5,941	--
Other, net	(1,114)	(1,290)
Net cash flows provided by (used in) investing activities	2,802	(2,621)

Cash flows from financing activities:
Repayments of borrowings	(2,013)	(19,868)
Proceeds from issuance of common stock, net	172,463	--
Other, net	(191)	(156)
Net cash flows provided by (used in) financing activities	170,259	(20,024)

Effect of exchange rate changes on cash and cash equivalents	(562)	(781)

Net increase (decrease) in cash and cash equivalents	193,564	(310)

Cash and cash equivalents at beginning of period	123,040	143,351
Cash and cash equivalents at end of period	$ 316,604	$ 143,041

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Includes Predecessor and Successor data
	Predecessor	Successor
(in millions)	Q1 2013	Q1 2014
Net income (loss)	$ 15.2	$ (7.4)

Adjustments to reconcile to net income (loss):
Income tax expense (benefit)	6.3	2.1
Interest expense	11.8	7.8
Depreciation and amortization expense	9.9	16.9	(1)
Unrealized gain on foreign currency denominated debt	(4.1)	--	(2)
Restructuring and related expenses	1.6	--	(3)
Manufacturer's profit in inventory (purchase accounting)	--	12.0	(4)
Non-cash fair value adjustment to contingent consideration	--	13.0	(5)
Other expense (income)	0.2	1.5	(6)
	--	--
Adjusted EBITDA	$ 40.9	$ 45.9

2013 Footnotes:
(1) Includes $13.3m in Q1 2014 and $6.7m in Q1 2013 for amortization expense that is added back in the "As Adjusted" Income Statement.
(2) Predecessor adjustment to other income for non-cash gain on foreign denominated debt.
(3) Includes restructuring expenses of $1.6m of reorganization costs adjusted out of operating expenses for Q1 2013.
(4) Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition.
(5) Adjustment to fair value of contingent consideration in connection with the MacDermid Acquisition primarily associated with achieving the share price target.
(6) Adjustment in 2014 for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition.
CONTACT: Source/Investor Relations Contact:

         Frank J. Monteiro
         +1-203-575-5850

         Media Contacts:

         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368